OPINION AND CONSENT OF BROAD AND CASSEL

                                BROAD AND CASSEL
                          201 South Biscayne Boulevard
                                   Suite 3000
                              Miami, Florida 33131

                                October 18, 2000

           5th Avenue Channel Corp.
           3957 NE 163rd Street
           North Miami Beach, Florida 33160

           RE:  5th Avenue Channel Corp. (the "Company")
                Registration Statement on Form S-8

           Ladies and Gentlemen:

                You have requested our opinion with respect to the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), included in the Registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

                As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates or public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

                Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered in the Form S-8 will, once issued as contemplated under the Form S-8, have been duly and validly issued, and shall be fully paid and non-assessable.
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                In rendering this opinion, we advise you that members of this
           Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction except the securities laws of the United States of America referred to herein.

                This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

                We hereby consent to the filing of this opinion as an exhibit to the Form S-8. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                               Very truly yours,

                                               /s/ Broad and Cassel
                                               ------------------------
                                               Broad and Cassel